UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): August 25, 2011

Spatializer Audio Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue--15th Floor New York, New York	10022
(Address of principal corporate offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-8359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2011, Spatializer Audio Laboratories, Inc. finalized a sale of certain securities to certain officers and directors of the Company (collectively, the "Private Placement"). The Company will convert $67,451 of debt owed to two of the Companys Directors (Jay Gottlieb and Gregg Schneider) at the 8/19/11 closing price of $0.0155 per share. In addition, an additional investment of $20,000 at the same price is being made to Mr. Schneider. The net effect of this transaction will extinguish the approximately ($65,000) negative book value and return the balance sheet to positive net worth and provide necessary working capital through the end of the year. The aggregate shares issued in this Private Offering are the following: 2,334,516 shares to Gregg Schneider, CFO and 3,307,484 shares to Jay Gottlieb. CEO.

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.

Dated: August 29, 2011	By:	/s/ Jay Gottlieb
Jay Gottlieb
Chairman of the Board, President, Secretary, Treasurer and Principal Executive Officer

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